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                                                                  Exhibit 23.6
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                     CONSENT OF INDEPENDENT ACCOUNTANTS

 We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Renaissance Worldwide, Inc. of our report on Triad Data, Inc. as of December 31, 1997 and 1996 and for the years then ended, dated February 27, 1998 which appears on page 19 of Form 8-K of Renaissance Worldwide, Inc. dated November 5, 1998. We also consent to the reference to us under the heading "Experts" and in such Registration Statement on Form S-3.


Goldstein Golub Kessler LLP
November 5, 1998